Exhibit 99.1

Syra Health Posts Strong FY2025 Results with 157% Population Health Growth and 76% Net Loss Reduction: Targets Profitability by Year-End 2026

●	FY2025 EPS improved to ($0.08) compared to ($0.50) in FY2024
●	YoY net loss reduced 76% to ($896K) from ($3.8M) in FY2024
●	Population health revenue grew 157% to $5.3 million versus $2.1 million in FY2024
●	Operating expenses declined 37% to $3.4 million compared to $5.4 million in FY2024

Carmel, Ind., March 12, 2026 / PRNewswire – Syra Health Corp. (OTCQB: SYRA) (“Syra Health” or the “Company”), an integrated healthcare solutions company powering better health outcomes through prevention-focused, accessible, and affordable solutions, announced today its financial results for the fourth quarter and full year ended December 31, 2025.

Q4 and Full Year 2025 Financial Highlights

●	Population Health revenue grew 157% year-over-year to $5.3 million in FY2025 from $2.1 million in FY2024, driven by demand for the Company’s higher margin yielding population health solutions, including data analytics, health education and training. Q4 2025 Population Health revenue grew 128% year-over-year to $1.3 million, compared to $550K in Q4 2024.

●	Earnings per share improved by $0.42 in FY2025 to ($0.08) from ($0.50) in FY2024. Q4 2025 EPS improved to ($0.01) from ($0.08) in Q42024, representing meaningful progress as the Company moves closer to profitability.

●	Total operating expenses declined 37% to $3.4 million in FY2025 when compared to $5.4 million in FY2024. Q4 2025 operating expenses decreased 13% to $727K from $836K in Q4 2024.

●	Net loss improved 76% to ($896K) in FY2025 from ($3.8M) in FY2024. Q4 2025 net loss was reduced 73% to ($135K) versus ($504K) in Q4 2024, reflecting a significantly improved cost structure.

●	Gross margin grew to 34.4% in FY2025 from 20.7% in FY2024, representing a 14% year-over-year increase, attributed to improved operational efficiency and a higher-quality revenue mix.

2026 Financial Outlook

●	The Company expects to achieve profitability by year-end 2026, driven by continued strong demand for its comprehensive population health solutions, disciplined cost management, and new contract wins.

Recent Operational Highlights

●	Executed a strategic transformation from a healthcare technology provider to an integrated healthcare solutions company, delivering end-to-end capabilities for its government and commercial healthcare customers.

●	Won a new training contract in Washington state to safeguard behavioral health workers from workplace violence, addressing a critical and growing need on the frontlines of care.

●	Scaled our live-agent HEDIS call center operations and expanded utilization nursing staff to meet demand from insurance company customers.

●	Launched a wellness pilot program in collaboration with a public health department in North Carolina to protect employees from secondary trauma.

●	Submitted Syrenity for FDA approval under the FDA’s TEMPO pilot program, positioning the Company to participate in CMS’s ACCESS Model, a 10-year national initiative launching July 2026 that rewards improved patient outcomes in behavioral health.

Management Commentary

Greg Alexander, CEO of Syra Health, said, “2025 was a breakout year for Syra Health. Our team delivered on two fronts, driving 157% growth in Population Health revenue while aggressively restructuring our cost base, cutting our net loss by 76%, and improving gross margins by 14%. This combination of top-line momentum and bottom-line discipline is what gives us confidence in our path to profitability by year-end 2026. Our evolution into an integrated healthcare solutions company reflects the strength and breadth of our portfolio. We are proud of what our team has built, and we remain committed to delivering value for our shareholders and better health outcomes for the communities we serve across the U.S.”

2025 Financial Results

For FY2025 ending December 31, revenue was $7.2 million, a 9% decrease compared to $8.0 million in FY2024, primarily due to the previously announced slowing or termination of federal government funding that supports many of the Company’s customers at the state and county government level.

Adjusted EBITDA for 2025 was ($863K) compared to ($3.7 million) in 2024, indicating significant year-over-year efficiency gains and improvement in the company’s operational profitability.

Cash on hand was $1.6 million, and there was no long-term debt as of December 31, 2025.

Syra Health Corp

Balance Sheets

	December 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash	$1,614,733	$2,395,405
Accounts receivable, net	918,374	680,827
Other current assets	205,423	276,563
Total current assets	2,738,530	3,352,795
Property and equipment, net	6,986	27,347
Right of use asset	27,401	299,190

Total assets	$2,772,917	$3,679,332

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$247,520	$101,690
Accounts payable, related parties	72,000	-
Accrued expenses	194,821	230,383
Deferred revenue	16,611	16,611
Current portion of operating lease liability, related party	27,401	111,978
Notes payable	116,386	152,887

Total current liabilities	674,739	613,549
Non-current portion of operating lease liability, related party	-	187,212
Total liabilities	674,739	800,761

Stockholders’ equity:
Preferred stock, $0.001 per value, 10,000,000 shares authorized, none issued	-	-
Class A Common stock, $0.001 par value, 100,000,000 shares authorized, 11,339,169 and 8,979,204 issued and outstanding at December 31, 2025 and 2024 respectively	11,339	8,979
Class B Common stock, $0.001 par value, 5,000,000 shares authorized, 600,000 and 833,334 issued and outstanding at December 31, 2025 and 2024 respectively	600	833
Additional paid in capital	11,806,765	11,692,952
Accumulated deficit	(9,720,526)	(8,824,193)
Total stockholders’ equity	2,098,178	2,878,571

Total liabilities and stockholders’ equity	2,772,917	$3,679,332

Syra Health Corp

Statements of Operations

For the Years Ended December 31, 2025 and 2024

	December 31, 2025	December 31, 2024

Net revenues	$7,225,973	$7,982,082
Cost of services	4,738,211	6,329,119
Gross profit	2,487,762	1,652,963
OPERATING EXPENSES:
Salaries and benefits	1,500,688	2,718,743
Professional services	737,714	606,051
Research and development expenses	67,840	585,146
Selling, general and administrative expenses	1,065,376	1,445,170
Depreciation	20,468	62,738
Total operating expenses	3,392,086	5,417,848

Net loss from operations	(904,324)	(3,764,885)

OTHER INCOME (EXPENSES):
Interest income	21,261	21,247
Interest expense	(13,270)	(15,600)
Total other income (expense)	7,991	5,647

NET INCOME (LOSS)	$(896,333)	$(3,759,238)

Loss per common share, basic and diluted	$(0.08)	$(0.50)
Weighted average number of common shares outstanding, basic and diluted	11,852,347	7,551,576

Syra Health Corp

Statements of Cash Flows

For the Years Ended December 31, 2025 and 2024

	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$(896,333)	$(3,759,238)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation Expense	20,468	62,738
Common stock issued for services	2,586	71,378
Stock-based compensation, stock options	98,554	59,803
Non-cash lease expense	-	89,500
Changes in operating assets and liabilities:
Accounts receivable	(237,547)	379,807
Accounts receivable, related party	-	50,614
Other current assets	382,258	491,883
Right-of-use asset	105,670	-
Accounts payable	145,830	(361,301)
Accounts payable, related parties	72,000	-
Deferred revenue	-	16,611
Accrued expenses	(35,562)	55,672
Operating lease liability	(105,670)	(89,500)
Net cash used in operating activities	(447,746)	(2,932,033)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(107)	(11,111)
Net cash provided by (used in) investing activities	(107)	(11,111)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds received on exercise of Class A common stock warrants	14,800	2,469,150
Repayment of notes payable	(347,619)	(410,676)
Net cash provided by financing activities	(332,819)	2,058,474

Net change in cash	(780,672)	(884,670)

Cash at beginning of period	2,395,405	3,280,075

Cash at end of period	$1,614,733	$2,395,405

Supplemental disclosure of cash flow information:
Cash paid for interest	$13,270	$15,600
Cash paid for taxes	-	-

Non-cash investing and financing activities:
Conversion of Class B common stock to Class A common stock	$2,333	$-
Initial recognition of right-of-use asset and lease liability	$-	$325,491
Amendment of right-of-use asset and lease liability	$166,119	$-
Options issued for director fees	$-	$24,267
Prepaid asset financed with note payable	$311,118	$378,659

Syra Health Corp

EBIDTA

	Year Ended
	December 31, 2025	December 31, 2024

Net Loss	$(896,333)	$(3,759,238)
Interest expense	13,270	15,600
Depreciation expense	20,468	62,738
Taxes	-	-
Earnings before Interest, Taxes Depreciation and Amortization	$(862,595)	$(3,680,900)

	Quarter ended
	December 31, 2025	December 31, 2024

Net Loss	$(134,570)	$(504,397)
Interest expense	5,369	5,528
Depreciation expense	2,297	7,278
Taxes	-	-
Earnings before Interest, Taxes Depreciation and Amortization	$(126,904)	$(491,591)

Non-GAAP Financial Measures

In addition to financial results reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we have provided the following non-GAAP financial measure in this release and the accompanying tables: adjusted EBITDA. We use this non-GAAP financial measures internally to facilitate period-to-period comparisons and analysis of our operating performance and liquidity, and believe it is useful to investors as a supplement to GAAP measures in analyzing, trending, and benchmarking the performance and value of our business. However, this measure is not intended to be a substitute for those reported in accordance with GAAP. These measures may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measures. For reconciliations of historical non-GAAP financial measures to the most comparable financial measures under GAAP, see the table below.

About Syra Health

Syra Health is an integrated healthcare solutions company serving government and commercial healthcare organizations with innovative solutions that improve health outcomes. We specialize in healthcare prevention, expanding access, and delivering affordable solutions. Our healthcare analytics capabilities provide proactive, actionable insights and data-driven intelligence, and our HIPAA-compliant and fully accessible digital health solutions enable measurable health outcomes in highly regulated healthcare environments. Through training and education, we help healthcare organizations reduce costs and deliver consistent, high-quality care.

Forward-Looking Statements

Statements in this press release about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” These statements include but are not limited to, statements relating to the expected use of proceeds, the Company’s operations and business strategy, and the Company’s expected financial results. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The forward-looking statements contained in this press release are based on management’s current expectations and are subject to substantial risks, uncertainty, and changes in circumstances. Investors should read the risk factors set forth in our Form 10-K for the year ended December 31, 2025, and other periodic reports filed with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and, except as required by federal securities laws, the Company specifically disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact

Christine Drury

IR/PR

Syra Health

463-345-5180

christined@syrahealth.com

-7-